Exhibit 3.75

Form LLC-5.5 June 2005	Illinois Limited Liability Company Act Articles of Organization	FILE# 0230 879 7

Secretary of State Jesse White

Department of Business Services

Limited Liability Division

Room 351 Flowlett Building

501 S. Second St.

Springfield, 1L 62756

www.cyberdriveillinois.com

Payment must be made by certified check,

cashier’s check, Illinois attorneys check,

C. P.A.’s check or money order payable to

Secretary of State.

	LL0015386 This space for use by Secretary of State. Flung Fee: $500 Approved: JP	This space for use by Secretary of State. Filed: 8/17/2007 JESSE WHITE SECRETARY OF STATE

1.	Limited Liability Company Name: Illinois Land Holdings, LLC

The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.) 4440 Ash Grove Drive, Suite A, Springfield, IL 62707

3.	Articles of Organization effective on: (check one)

☒ the filing date

☐ a later date (not to exceed 60 days after the filing date):

Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

Registered Agent: Thomas A. Korman
First Name	Middle Initial		Last Name

Registered Office: 222 North LaSalle Street 8th Floor
Number		Street Suite #
(P.O. Box alone or c/o is unacceptable.)
	Chicapo, IL	60601	Cook
	City	ZIP Code	County

5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach County additional 81/2” x 11” sheets.)

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

The transaction of any and all lawful businesses or activities for which a limited liability company may be organized and carry on under the Illinois Limited Liability Company Act.

6.	Latest date, if any, upon which the company is to dissolve:

(Leave blank if duration is perpetual.)                                                      Month, Day, Year

Printed by authority of the State of Illinois. August - 2005 —5.5M—LLC-4.10

LLC-5.5

7.	(OPTIONAL) Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional 8 1/2" x 11" sheets.)

8.	The Limited Liability Company: (Check either a or b below.)

a. ☐ is managed by the manager(s) (List names and business addresses.)

b. Et has management vested in the member(s) (List names and addresses.)

Freeman United Coal Mining Company

4440 Ash Grove Drive, Suite A

Springfield, IL 62707

9.	I affirm, under penalties of perjury, having authority to sign hereto, thatthese Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Name and Title (type or print)			City/Town

Dated	August 16		2007
	Month, Day		Year

	/s/ Michael L. Whitchurch	330 North Wabash Avenue, Suite 4000
	Signature		Number	Street

	Michael L. Whitchurch, Organizer	-	Chicago
Illinois 60611
	Name if a Corporation or other entity		State	ZIP Code

1.		2
	Signature		Number	Street

	Name and Title (type or print)		City/Town
	Name if a Corporation or other entity		State ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

1. Limited Liability Company LLC		Illinois Limited Liability Company Act	Name: ILLINOIS LAND HOLDINGS, MAR 19 2010
Form LLC-1.36/1.37 May 2008	and	Statement of Change of Registered Agent and/or Registered Office	FILED
Secretary of State Jesse White Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com	ATAOFI	SUBMIT IN DUPLICATE: Must be typewritten. This space for use by Secretary of State. Filing Fee: $25 Penalty (See Note 1.): Approved: ork,	MAR 17 2010 JESSE WHITE SECRETARY OF STATE
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	of

Registered Agent: C T Corporation

System
		First Name		Middle Name
Registered Office:		208 South Lasalle Street		Suite 814
		Number	Street	Suite No. (P.O. Box alone is unacceptable)
	Chicago			60604	Cook
Last Name

2. Name and Address of Registered Agent FILE # 02308797

This space for use by Secretary of State.

Registered Office as they appear on the records of the Office of the Secretary of State.

State (before change):

			City	ZIP Code	County

3. Name and Address	of Registered Agent and Registered Office shall be (after all changes herein
Registered Agent:	Illinois Corporation Service Company
	First Name	Middle Name	Last Name
Registered Office:	801 Adlai Stevenson Drive
Number Street Suite No. (P.O. Box alone is unacceptable)
Springfield, IL 62703 Sangamon County
City ZIP Code County

4.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5.	The above change was authorized by: (check one box only)

a. i resolution duty adopted by the members or managers. (See Note 4.)

b. 0 action of the registered agent. (See Note 5.)

SEE REVERSE FOR SIGNATURE(S).

LLC-1.36/1.37

6. If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 4 below.)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

Dated March 12                                 2010

Month/Day                     Year

/s/ Blanca Lozarda

Blanca Lozada, Attorney in fact on behalf of
Name and Title (type or print)

American Land Holdings Of Illinois, member
If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

If change of registered office by registered agent, sign here. (See Note 5 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated Year
Month/Day

Signature of Registered Agent of Record

Name and Title (type or print) If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1.	A $300 penalty applies when the Limited Liability Company fails to appoint and maintain a registered agent in Illinois within 60 days of notification of the Secretary of State by the resigning registered agent.

2.	The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the’registered office and the office address of the registered agent must be the same.

3.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

4.	A Limited Liability Company cannot act as its own registered agent.

5.	Any change of registered agent or registered address effected by the Limited Liability Company must be by resolution adopted by the members or managers.

6.	The registered agent may report a change of the registered office of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.